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EXHIBIT 11.1 - Statement re Computation of Earnings Per Share

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
                                                 Quarter        Quarter       Six Months     Six Months
                                                  Ended          Ended          Ended          Ended
                                                 June 30,       June 30,       June 30,       June 30,
                                                   1996           1995           1996          1995
                                                ---------      ---------      ----------     ----------
                                                          (In thousands, except per share data)
NET INCOME                                        ($1,877)          $608        ($1,664)       $1,273
                                                ---------      ---------      ----------     ----------
                                                ---------      ---------      ----------     ----------
PER SHARE DATA:
Net income per common equivalent share,
 primary                                           ($0.24)         $0.09         ($0.22)        $0.19
                                                ---------      ---------      ----------     ----------
                                                ---------      ---------      ----------     ----------
Net income per common equivalent share,
 fully diluted                                     ($0.24)         $0.09         ($0.22)        $0.19
                                                ---------      ---------      ----------     ----------

                                                ---------      ---------      ----------     ----------
WEIGHTED AVERAGE NUMBER OF
 COMMON AND COMMON EQUIVALENT
 SHARES:
Primary:
  Weighted average number of common
   shares outstanding                               7,775          6,493          7,737         6,457
Common equivalent shares:
  Warrants                                                            43                           40
  Options                                                            258                          238
                                                ---------      ---------      ----------     ----------
                                                    7,775          6,794          7,737         6,735
                                                ---------      ---------      ----------     ----------
                                                ---------      ---------      ----------     ----------

Fully diluted:
  Weighted average number of common
   shares outstanding                               7,775          6,493          7,737         6,457
Common equivalent shares:
  Warrants                                                            46                           46
  Options                                                            280                          280
                                                ---------      ---------      ----------     ----------
                                                    7,775          6,819          7,737         6,783
                                                ---------      ---------      ----------     ----------
                                                ---------      ---------      ----------     ----------
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